Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL DATA
On July 8, 2009, Finisar Corporation (“Finisar”) entered into an Asset Purchase Agreement with JDS Uniphase Corporation (“JDSU”), pursuant to which Finisar agreed to sell to JDSU all of the assets used exclusively in its Network Tools business (other than accounts receivable) and JDSU agreed to assume certain related liabilities of the Network Tools business for a cash purchase price of approximately $40.6 million (the “Sale Transaction”). The Sale Transaction closed on July 15, 2009. The unaudited pro forma condensed balance sheet as of April 30, 2009 and unaudited pro forma condensed statement of income for the twelve months ended April 30, 2009 set forth below give effect to the Sale Transaction, as if such transaction had been consummated on the date or at the beginning of the period indicated.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

		Sale of Network
		Tools Division
	Historical	Adjustments		Pro Forma
	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$37,129	$40,600	(1)	$77,729
Short-term available-for-sale investments	92	—		92
Accounts receivable, net	81,820	—		81,820
Accounts receivable, other	10,033	—		10,033
Inventories	112,300	(4,536	)(2)	107,764
Prepaid expenses	7,122	—		7,122

Total current assets	248,496	36,064		284,560
Property, plant and improvements, net	84,040	(1,391	)(2)	82,649
Purchased technology, net	16,663	(204	)(2)	16,459
Other intangible assets, net	14,316	(888	)(2)	13,428
Minority investments	14,289	—		14,289
Other assets	2,897	—		2,897

Total assets	$380,701	$33,581		414,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,421	$—		$48,421
Accrued compensation	11,428	(755	)(2)	10,673
Other accrued liabilities	30,713	—		30,713
Deferred revenue	4,663	(2,981	)(2)	1,682
Current portion of long-term debt	6,107	—		6,107
Non-cancelable purchase obligations	2,965	(673	)(2)	2,292

Total current liabilities	104,297	(4,409)		99,888
Long-term liabilities:
Convertible subordinated notes	50,000	—		50,000
Convertible senior subordinated notes	92,000	—		92,000
Long-term debt, net of current portion	15,305	—		15,305
Other non-current liabilities	3,161	(650	)(2)	2,511
Deferred income taxes	1,149	—		1,149

Total long-term liabilities	161,615	(650)		160,965
Stockholders’ equity:
Common stock	477	—		477
Additional paid-in capital	1,811,298	—		1,811,298
Accumulated other comprehensive income	2,662	—		2,662
Accumulated deficit	(1,699,648)	38,640	(3)	(1,661,008)

Total stockholders’ equity	114,789	38,640		153,429

Total liabilities and stockholders’ equity	$380,701	$33,581		$414,282

(1)	Gross proceeds from the sale of the Network Tools Division.

(2)	Assets and liabilities disposed of in the sale of the Network Tools Division.

(3)	Estimated gain on the sale of the Network Tools Division.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

		Sale of Network
		Tools Division
	Historical	Adjustments		Pro Forma
	(audited)
Revenues
Optical subsystems and components	$497,058	$—		$497,058
Network test systems	44,179	(44,179	)(1)	—

Total revenues	541,237	(44,179)		497,058
Cost of revenues	365,572	(13,476	)(1)	352,096
Impairment of acquired developed technology	1,248	—		1,248
Amortization of acquired developed technology	6,039	(1,132	)(1)	4,907

Gross profit	168,378	(29,571	)(1)	138,807
Gross margin	31.1%	66.9%		27.9%
Operating expenses:
Research and development	92,057	(11,921	)(1)	80,136
Sales and marketing	37,747	(10,017	)(1)	27,730
General and administrative	40,761	(4,942	)(1)	35,819
Acquired in-process research and development	10,500	—		10,500
Amortization of purchased intangibles	2,686	(542	)(1)	2,144
Impairment of goodwill and intangible assets	238,507	—		238,507

Total operating expenses	422,258	(27,422	)(1)	394,836

Loss from operations	(253,880)	(2,149	)(1)	(256,029)
Interest income	1,762	—		1,762
Interest expense	(9,687)	—		(9,687)
Gain on debt extinguishment	3,838	—		3,838
Other income (expense), net	(3,803)	—		(3,803)

Loss before income taxes	(261,770)	(2,149)		(263,919)
Provision (benefit) for income taxes	(6,962)	—		(6,962)

Net income (loss)	$(254,808)	$(2,149	)(1)	$(256,957)

Net loss per share — basic and diluted	$(0.61)			$(0.61)

Shares used in computing net loss per share — basic and diluted	420,456			420,456

(1)	Elimination of full year revenue, operating expenses and operating profit of the Network Tools Division assuming the sale had occurred at the beginning of the fiscal year.